Exhibit 99.1

News Release

January 15, 2008	For immediate release
Park National Corporation reports 4Q impairment charge
Board declares $.94 dividend for first quarter 2008
NEWARK, Ohio — Park National Corporation (Park) (AMEX:PRK) reported today it will take a $54 million impairment charge to earnings for the fourth quarter 2007, based on an analysis of the goodwill value of its Vision Bank subsidiary. Vision Bank, acquired by Park in March 2007, has recently experienced significant asset value deterioration in its loan portfolio, largely due to a decline in property values in its Gulf coast markets.
Park purchased Vision for $171.1 million, including $87.8 million in cash and $83.3 million in stock. Total intangible assets recognized by Park at purchase were $121.7 million, consisting of $109.0 of goodwill and $12.7 million in core deposit intangibles. The core deposit intangible balance continues to be amortized over six years and had a balance of $11.5 million at September 30, 2007.
On September 14, 2006, Park signed a definitive agreement to purchase Vision Bancshares, Inc., headquartered in Panama City, Fla. and Gulf Shores, Ala. “We understood the risks associated with potential negative changes in market conditions, but we did not anticipate the abruptness nor the severity of changes experienced since last summer,” said Park Chairman C. Daniel DeLawder.
“We reaffirm our belief in the long term value of the two Vision Bank divisions and believe they will add to our earnings per share in the future,” he said. “We have confidence in our associates at Vision who are working diligently to improve results in a very challenging environment.”
Goodwill is not amortized, and the impairment amount has no impact on regulatory capital, cash, or Park’s ability to pay dividends at historical levels. On January 3, 2008, Park paid a quarterly cash dividend of $.94 to its shareholders. At today’s meeting, the board declared a $.94 dividend payable on March 10, 2008 to shareholders of record on February 25, 2008. DeLawder also confirmed the board’s intention to continue paying dividends at this level in the future.
Vision Bank’s net income was $2.9 million for the period from March 9, 2007 (date of acquisition) through September 30, 2007. Park expects Vision to have a net loss of $9.5 million for the fourth quarter of 2007 and $6.6 million for the period from March 9, 2007 through December 31, 2007, excluding the estimated impairment charge of $54 million.
Vision Bank had loan net charge-offs of $2.2 million for the period from March 9, 2007 through September 30, 2007 and charge-offs are expected to be $6.4 million for the fourth quarter, for an expected total of $8.6 million from March 9, 2007 through December 31, 2007. The loan loss provision for Vision was $2.5 million for the period from March 9, 2007 through September 30, 2007 and the provision is expected to be $16.9 million for the fourth quarter, for a total of $19.4 million from March 9, 2007 through December 31, 2007.
On December 7, 2007, Park reported that net loan charge-offs and the loan loss provision for the fourth quarter were expected to be approximately $12 million. Management now expects that the loan loss provision for the fourth quarter will be approximately $18.6 million, with net loan charge-offs for the fourth quarter of 2007 being approximately $11.3 million. The increase in the fourth quarter 2007 loan loss provision is the result of an approximate $20 million increase in non-performing loans at Vision Bank from December 7, 2007 to December 31, 2007. As of September 30, 2007, non-performing loans at Vision Bank were $26.3 million and are expected to be approximately $63.5 million at December 31, 2007. The expected increase in non-performing loans coupled with the deteriorating credit markets in Florida and Alabama triggered management to perform a
Park National Corporation
50 N. Third Street, Newark, Ohio 43055
www.parknationalcorp.com

News Release
valuation of the fair value of Vision Bank. The impairment charge is based on this estimate. As of September 30, 2007, non-performing loans at Park were $66.2 million and are estimated to be approximately $110 million at December 31, 2007.
Meanwhile, Park’s 12 banking divisions in Ohio continued their strong financial performance compared to industry peers. According to DeLawder, the Ohio banks alone (without Vision Bank) would have reported a modest decrease in earnings for 2007, with return on assets and return on equity among the very best in Ohio and across the country.
About Vision Bank
Vision Bank consists of two banking divisions, headquartered in Panama City, Florida and Gulf Shores, Alabama, respectively. Vision Bank operates 18 banking offices along the Gulf Coast from Baldwin county, Ala. to Port St. Joe, Fla. With approximately 200 associates, Vision Bank provides full-service community banking and specializes in commercial banking. At September 30, 2007, Vision Bank had approximately $650 million in deposits and $617 million in loans.
About Park National Corporation
Headquartered in Newark, Ohio, Park holds approximately $6.511 billion in assets (based on asset totals as of September 30, 2007). Park and its subsidiaries consist of 14 community banking divisions, 12 of which are based in Ohio, 1 in Alabama and 1 in Florida, and 2 specialty finance companies. Park operates 154 offices through the following organizations: The Park National Bank, The Park National Bank of Southwest Ohio & Northern Kentucky Division, Fairfield National Division, The Richland Trust Company, Century National Bank, The First-Knox National Bank of Mount Vernon, Farmers and Savings Division, United Bank, N.A., Second National Bank, The Security National Bank and Trust Co., Unity National Division, The Citizens National Bank of Urbana, Vision Bank of Panama City, Florida, Vision Bank Division of Gulf Shores, Alabama, Scope Leasing, Inc. (d.b.a. Scope Aircraft Finance), and Guardian Financial Services Company.
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Media contact: Bethany White, Communication Specialist, 740.349.3754
SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This news release contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risk and uncertainties that could cause actual results to differ materially include without limitation, deterioration in the asset value of Vision Bank’s loan portfolio may be worse than expected; Park’s ability to execute its business plan; general economic and financial market conditions, either national or in the states in which Park and its subsidiaries do business, are worse than expected; changes in interest rates; competitive pressures among financial institutions increase significantly; changes in banking regulations or other regulatory or legislative requirements affecting the respective businesses of Park and its subsidiaries; demand for loans in the respective market areas served by Park and its subsidiaries, and other risk factors relating to the banking industry as detailed from time to time in Park’s reports filed with the Securities and Exchange Commission including those described in “Item 1A. Risk Factors” of Part I of Park’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and in “Item 1A. Risk Factors” of Part II of Park’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Park does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.
Park National Corporation
50 N. Third Street, Newark, Ohio 43055
www.parknationalcorp.com